Exhibit 4.1

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA

                           Your Digital Memories, Inc.

                   TOTAL AUTHORIZED ISSUE 150,000,000 SHARES

100,000,000 SHARES PAR VALUE $.0001 EACH          50,000,000 SHARES PAR VALUE $.0001 EACH
          COMMON STOCK                                        PREFERRED STOCK

This is to certify that ________________________________________ is the owner of


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           FULLY PAID AND NON-ASSESABLE SHARES OF PREFERRED STOCK OF
                           Your Digital Memories, Inc.

transferrable on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness the seal of the corporation and the signatures of its duly authorized officers.

Dated:


Secretary                                                              President

                                      Seal